Exhibit 10.11

Amendment to Exclusive Option Agreement

This Amendment to Exclusive Option Agreement (hereinafter referred to as “this Agreement”) is entered into in Guangzhou as of November 30th, 2018 by and among the following parties:

(1) EHang Intelligent Equipment (Guangzhou) Co., Ltd with address: No. 31 Room 401, No. 680 Guangxin Road, Huangpu District, Guangzhou, PRC (“Party A”);

(2) Huazhi Hu and Yifang Xiong (“Party B”); and

(3) Guangzhou EHang Intelligent Technology Co., Ltd with address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC (“Party C”)

WHEREAS

The Exclusive Option Agreement (“Option Agreement”) was entered into by and between Party A, Party B and Party C respectively as of January 29th, 2016.

The Parties hereby agree to amend the Option Agreement through mutual negotiation as follows:

1.	The parties agree to amend Section 1.1 of the Option Agreement as follows:

“Party B hereby irrevocably grant to Party A, to the extent permitted under the laws of the PRC, an irrevocable sole option (“Optional Purchase Right of Equity Interest”) for the Party A or one or more persons designated by Party A (the “Designated Persons”) to acquire (in accordance with steps decided by Party A and at the price specified in Section 1.3 hereof) at any time from Party B all or part of the Equity Interest in Party C whenever the acquisition is permissible under PRC law. Except for Party A and the Designated Persons (including natural person, legal person and other entity), where applicable, Party B shall not grant or cause to be granted such right to any other party. Party C hereby agrees to the delivery of Purchase Right of Equity Interest from Party B to Party A. For the purposes of this Agreement, “person” has the meaning of person, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.”

2.	The Parties agree to amend Section 1.3 of the Option Agreement as follows:

“Unless appraisal or other restriction required, expressly or impliedly, by the PRC laws and regulations when the Optional Purchase Right of Equity Interest is exercised, the purchase price for such Equity Interests (“the Purchase Price”) shall be the lowest price permitted under applicable laws. Upon the exercise of Optional Purchase Right of Equity Interest by Party A or its Designated Person to purchase the Equity Interest, when Purchase Price is received by the Party B, such Purchase Price after the deduction of all operational costs and expense shall be returned to Party A or Designated Person.”

3.	The Parties agree to add Section 1.6 of the Option Agreement as follows:

“1.6 Distribution

Unless otherwise required under PRC laws and obtaining the prior written consent of Party A, Party B shall not cause Party C to declare or pay any distributable profits, distribution or dividends. If Party B receive any profits, distribution or dividends, Party B shall give such profits, distribution or dividends after the deduction of related taxes and fees to Party A or Designated Person as a gift.

If Party B receives total amount of Purchase Price by the transfer of the Equity Interests higher than his capital contribution, or any profits, distribution or dividends from the company in any form, Party B agrees that the Purchase Price or such any profits, distribution or dividends shall be given to Party A. Otherwise, the Party B shall compensate the losses incurred by Party A and/or his Designated Person.”

4.	The Parties agree to amend Section 2.1(f) of the Option Agreement as follows:

“(f) without prior written consent of Party A, Party C shall not execute any material agreement, except as otherwise required in the ordinary course of business.”

5.	The Parties agree to add Section 2.1(l)(m) of the Option Agreement as follows:

“(l)	without prior written consent of Party A, not cause Party C to declare or pay any distributable profits, distribution and dividends;

(m)

without prior written consent of Party A, not consent, support or approve merger with, consolidation into or acquisition of any person, or investment, or division, transformation, or alternation of registered capital, of the company.”

6.	The Parties agree to add Section 2.2 (i) (j)(k) of the Option Agreement as follows:

“(i)	without prior written consent of Party A, not cause Party C to declare or pay any distributable profits, distribution and dividends;

(j)

without prior written consent of Party A, not terminate or cause management of the company to terminate any material agreement signed by Party C, or execute any agreement in conflict with existing material agreement;

(k)	without prior written consent of Party A, not provide loan or credit to any person.”

7.	The Parties agree to amend Section 10.1 of the Option Agreement as follows:

“Notwithstanding other provisions stipulated under this Agreement, Party B and Party B shall not revoke the Optional Purchase Right of Equity Interest or terminate this Agreement without prior written consent from Party A. Nonetheless, Party A can terminate this Agreement by issuing written notice to the company and its existing shareholders 30 days prior to such notice becomes effective.”

8.

Unless otherwise specifically provided in this Agreement, the Option Agreement and Amendment shall remain valid. In the event of any conflict between this Agreement and the Option Agreement, this Agreement shall prevail.

9.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(Remainder intentionally left blank, signature page follows)

(Signature page)

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party B:

Huazhi Hu (Signature): /s/ Huazhi Hu

Yifang Xiong (Signature): /s/ Yifang Xiong

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.